SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                          Form 8-K
                       CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934
Date of Report:      May 8, 2000
             MASTERPIECE TECHNOLOGY GROUP, INC.
Utah                                     91-179-3053
(State of incorporation) (IRS Employer Identification
Number)
0-22851 (Commission File Number)
          455 Wards Corner Road, Loveland, OH 45140
          (Address of principal executive offices)
Registrants's telephone number, including area code:
                       (513) 831-6647
(Former name or former address, if changed from last report)
             GLOBAL DIGITAL INFORMATION, INC.

Item 5    Changes in Registrant's Certifying Accountant

1.   i.   Registrant's primary accountant, Thomas Harris, CPA, was dismissed by the Company on May 8, 2000.

     ii. No reports on the financial statements prepared by Mr. Harris over the past two years contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principals.

     iii. The decision to change accountants was approved by the Board on November 29, 1999.

     iv. During the registrant's two most recent fiscal years, there were no disagreements with Mr. Harris on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreements would have caused it to make reference to the subject matter of the disagreements in connection with its report.

2.   i.   The registrant retained the services of the accounting firm of Von
          Lehman on May 8, 2000 as their principal accountant.

     ii. The registrant did not contact the new accountant prior to its engaging the new accountant regarding the application of accounting principals to a specified transaction, or the type of audit opinion that might be rendered on the registrant's financial statements.

     iii. The registrant did not contact the new accountant prior to its engaging the new accountant regarding any matter that was either the subject of a disagreement or a reportable event.

3. The registrant has provided a copy of this report, on or prior to the date of filing this report with the Commission, to Mr. Harris and requested that he furnish the registrant with a letter addressed to the Commission stating his approval of or disagreement with the disclosures made herein. Such letter will be filed with the Commission upon receipt by the registrant, but not later than ten days following the filing of this report.


                           Masterpiece Technology Group, Inc.
May 8, 2000                By:/s/ Newell Crane, President